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                                                                     Exhibit 4.4

THIS WARRANT AND THE SHARES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT MAY NOT BE EXERCISED OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                 PRO ELITE, INC.
                           (A NEW JERSEY CORPORATION)

                      CLASS B COMMON STOCK PURCHASE WARRANT

                               ____________ SHARES


1. ISSUANCE OF WARRANT.

         PRO ELITE, INC. (the "Company") hereby grants and issues to _______________________________ or assigns (the "Warrantholder"), a warrant (the
"Warrant") to purchase ______________ shares of the Company's common stock (the "Common Stock"). The Warrant is exercisable for a period of one (1) year commencing from the date hereof(the "Exercise Period"), at an exercise price of $2.50 per share (the "Exercise Price"). This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period. The exercise price per share and the number of shares of Common Stock issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

2. MANNER OF EXERCISE.

         (a) This Warrant may be exercised, from time to time, in whole or in part, by giving written notice of such exercise to the Company, accompanied by payment in full in cash or certified check to the Company of the Exercise Price of the shares to be purchased. As soon as practicable, but not later than 30 days after the Warrantholder has given said written notice and made said payment, the Company shall, without charging stock issue or transfer taxes to the Warrantholder, issue the number of shares of duly authorized Common Stock issuable upon such exercise, which shall be duly issued, fully paid and nonassessable, and shall deliver to the Warrantholder a certificate or certificates therefor, registered in the Warrantholder's name. The Warrantholder shall be deemed a stockholder of the Company upon exercise of this Warrant as provided in this Section 2, except that if payment is made by personal check, he or she shall not be deemed a stockholder until such time as his or her check has cleared.

         (b)      If this Warrant is exercised in part, it must be
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                  exercised for a number of whole shares of Common Stock, and the Warrantholder will be entitled to and shall receive a new Warrant, as soon as practicable, but in no event later than 15 business days, covering the Warrant Shares which have not been exercised. Upon such surrender of this Warrant, the Company will: (i) issue a certificate or certificates, in such denominations as are requested for delivery by the Warrantholder, in the name of the Warrantholder for the largest number of whole shares of Common Stock to which the Warrantholder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Warrantholder may be entitled, pay to the Warrantholder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall from time to time establish); and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant. Upon exercise in accordance with Subsection 2(a) or (b), the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Warrantholder.

3. REPRESENTATION OF WARRANTHOLDER.

By exercising this Warrant, the Warrantholder shall be deemed to have made the following representations:

         (a) The Warrantholder understands and agrees that the shares of Common Stock to be acquired upon exercise of this Warrant has not been registered under the Act and will only be issued to the Warrantholder upon such registration or if an exemption from the registration requirements is available under the Act; and that the shares have not been registered with any state securities commission or authority. The Warrantholder further understands that the shares to be acquired upon exercise of the Warrant may not be offered or sold, unless registered or exempt from registration under the Act and any applicable securities or blue sky laws, and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the shares of Common Stock issuable upon the exercise of


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                  the Warrant, an opinion of counsel acceptable to the Company as to the registration or exemption therefrom under the Act and any state blue sky laws. The Warrantholder also understands that the Company is under no obligation to register the Warrant Shares on his, her or its behalf or to assist him, her or it in complying with any exemption from registration.

         (b) By exercising this Warrant, the Warrantholder acknowledges that he, she or it has, either alone and/or through his, her or its agents, been afforded access to all material information concerning the Company and has received responses to all questions specifically posed to the Company relevant to the issuance of the Warrants to the Warrantholder. Without limiting the foregoing, the Warrantholder, upon exercise of this Warrant, hereby represents that he, she or it has alone and/or through his, her or its agents, had adequate opportunity to ask questions of and receive answers from, responsible officers and/or directors of the Company and to conduct any other investigation he deems necessary and appropriate concerning the issuance of the Warrant. Except as set forth herein, the Company has made no representations or warranties to the Warrantholder which have induced, persuaded or stimulated the Warrantholder to exercise the Warrant.

         (c) The Warrantholder acknowledges that the Company will be relying upon the representations made herein in issuing the shares of Common Stock, upon exercise of the Warrant, without registration.

         (d) The Warrantholder acknowledges that any shares issued pursuant to the exercise of this Warrant, in the absence of a registration thereof, shall bear a restrictive legend in substantially the following form:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.


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4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANTS

                  The Warrants are exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company, or at the office of its stock transfer agent, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of common stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its transfer agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver new Warrants in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof, at the office of the Company or at the office of its transfer agent, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrantholder hereof. The term "Warrant" and /or "Warrants" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of the Warrants, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company will execute and deliver a new Warrant of like tenor.

5. RESTRICTIONS.

         The Warrantholder shall not be entitled to any dividend declared by the Company, and shall not be entitled to any voting rights by virtue of the Warrants, except with respect to any shares of common stock issued upon the exercise hereof.

6. ADJUSTMENTS TO EXERCISE PRICE.

         The price per share at which shares of common stock may be purchased hereunder, and the number of such shares to be purchased upon exercise hereof, are subject to change or adjustment as follows:

         (a) In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, effect a recapitalization of such character that the shares of common stock purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for


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                  effecting such recapitalization, the number of shares of
                  common stock which the holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of common stock by reason of such recapitalization, and the purchase price hereunder per share of such recapitalized common stock shall, in the case of an increase in the number of such shares, be proportionately reduced, and in the case of a decrease in the number of such shares, shall be proportionately increased. For the purpose of this subsection (a), a stock dividend, stock split or reverse split shall be considered a recapitalization and an exchange for a larger or smaller number of shares, as the case may be.

         (b) In the case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance with respect to or in exchange for the number of outstanding shares of common stock immediately therefore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

         (c) In case the Company shall, while this Warrant remains unexercised in whole or in part, and in force, offer to the holders of Common Stock any rights to subscribe for additional shares of stock of the Company, then the Company shall give written notice thereof to the registered holder hereof not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of


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                  shareholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or the record date fixed with respect to such offer or subscription, and the right of the holder hereof to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on or before the date of such closing of the books or such record date.

         (d) Any adjustment pursuant to the foregoing provisions shall be made on the basis of the number of shares of common stock which the holder hereof would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the purchase price hereunder per share, whether or not in effect immediately prior to the time of such adjustment, on the basis of such purchase price immediately prior to the event giving rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of shares of common stock which the holder shall be entitled to purchase hereunder and/or such new purchase price per share, and shall prepare, retain on file and transmit to the holder hereof within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment(s).

7. FRACTIONAL SHARES

         No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise of this Warrant, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

         (a) If the common stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National or SmallCap Market, the current value shall be the reported last sale price of one share of common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant, or if the Common Stock is included in the Nasdaq or other automated quotation system other than the National or SmallCap Market or if no such sale is made on such day, the current value shall be the average of the closing bid and asked prices for such day on such exchange or system; or


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         (b)      If the common stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the reported last bid and asked prices of one share of common stock as reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

         (c) If the common stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value of one share of common stock shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

8. RESERVATION OF WARRANT SHARES.

         The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of common stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights and rights of first refusal.

9. REDEMPTION.

         This Warrant shall be redeemable in whole or in part, by the Company at a price of $.05 per Warrant upon not less than thirty (30) days prior written notice if the closing bid price of the Company's common stock for the twenty
(20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $5.00 per share.

10. AMENDMENT.

         This Warrant may be amended upon the written consent of the Company and the Warrantholder.

11. JURISDICTION

                  This Warrant shall be governed by and construed in accordance with the laws of the State of New Jersey.

12. PARAGRAPH HEADINGS


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                  Paragraph headings are for purposes of convenience only and should be deemed to have no meaning for purposes of construing this instrument.

         EXECUTED under seal as of January 30, 2001.


                                            Pro Elite, Inc.


                                            By:
                                               ----------------------------
                                               Robert Polsky
                                               Chairman and CEO


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                                  PURCHASE FORM

                                                          Dated:

         The undersigned hereby irrevocably elects to exercise the within Warrants to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $____________ in payment of the exercise price thereof.


                             ----------------------


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


NAME
---- --------------------------------------------
     (Please typewrite or print in block letters)

SIGNATURE
--------- ---------------------------------------

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED                                 hereby
                            -------------------------------
sells, assigns and transfers unto
Name
    ---------------------------------------------
    (Please typewrite or print in block letters)

Address
        ----------------------------------------------------------

Social Security or Employer Identification No.
                                               -------------------

The right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the company with full power of substitution.

Dated:               ,
      ---------------  ----

Signature
          -------------------------------------

Signature Guaranteed:

----------------------
Social Security Number


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